Exhibit 10.10

LUKKA OFFERINGS MASTER SERVICES AGREEMENT

This Lukka Offerings Master Services Agreement (this “Agreement”), is made and entered into as of February 1, 2022 (the “Effective Date”) by and between Lukka, Inc. (“Lukka”) and Invesco Ltd. (“Customer”). In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1 Lukka Offerings; Scope. Lukka will provide Customer with the services (the “Services”) and proprietary data products (the “Licensed Data” and together with the Services, the “Lukka Offerings”), in each case, as are indicated and described in each Subscription Agreement agreed upon by the parties in writing (each, a “Subscription Agreement”) for the period of time set forth in such Subscription Agreement (the “Subscription Period”), and subject to the terms and conditions set forth in this Agreement. Each Subscription Agreement will incorporate and be governed by the terms and conditions of this Agreement. To the extent that any of the provisions of this Agreement conflict with, or are inconsistent with, any of the provisions of any Subscription Agreement, the provisions of such Subscription Agreement will take precedence, unless specifically set forth to the contrary in such Subscription Agreement.

1.2 License. In connection with the foregoing, Lukka grants to Customer a limited, non-transferable, non-exclusive, non- sublicensable revocable right, during the Subscription Period, to access and use the Lukka Offerings. Customer, together with its employees, consultants, agents and advisors (collectively, “Authorized Persons”), will be the only party permitted to use the Lukka Offerings hereunder and such usage will be solely in the ordinary course of Customer’s business. For purposes of this Agreement, any acts or omissions by an Authorized Person shall be considered that of Customer, and the term “Customer” shall include all Authorized Persons.

1.3 Modifications to the Lukka Offerings. Customer acknowledges that (i) the scope of the Lukka Offerings in any Subscription Agreement includes only those of Lukka’s product and service offerings described in such Subscription Agreement; and (ii) Lukka may thereafter, in its sole and absolute discretion, periodically upgrade, improve or otherwise modify the Lukka Offerings. In addition, notwithstanding anything contained herein, Customer acknowledges and agrees that Lukka may, in its sole discretion, from time to time discontinue disseminating or otherwise change, replace or eliminate any portion of the data included within the Lukka Offerings, provided any such modification does not materially reduce the value or the intended purpose of Customer’s subscription.

2. Restrictions. Except as expressly authorized by this Agreement, Customer may not (and may not attempt to): (a) use the Lukka Offerings for any illegal or unauthorized purpose or engage in, encourage or promote any illegal activity, or any activity that violates this Agreement; (b) modify or adapt the Lukka Offerings; (c) infringe upon or violate the rights of Lukka pursuant to this Agreement; (d) license, sublicense, resell, distribute, lease, rent, lend, transfer, assign or otherwise dispose of the Lukka Offerings (or any components thereof); (e) use the Lukka Offerings to transmit, send, upload, create, store or otherwise publish any material that contains viruses, software routines or other harmful code, files or data designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data, or to perform any other harmful actions; (f) copy, frame or mirror any part or content of the Lukka Offerings; (g) access the Lukka Offerings in order to build a competitive product or service; (h) interfere with or disrupt the integrity or performance of the Lukka Offerings; (i) attempt to gain unauthorized access to the Lukka Offerings or their related systems or networks; (j) attempt to use or access another user’s account without authorization or create a user account under false or fraudulent pretenses; or (k) use the Lukka Offerings to engage in any activities that may interfere with the ability of others to access or use the Lukka Offerings.

3. Data Rights.

3.1 Customer Data. All content, data or other materials provided, directly or indirectly, by Customer to Lukka (collectively, “Customer Data”) shall remain the sole property of the Customer. Customer hereby grants Lukka a non-exclusive, royalty-free license and right to host, use, process, display, reproduce, modify, transmit and store any Customer Data solely to the extent necessary to provide the Lukka Offerings to Customer. Customer has sole responsibility for the accuracy, quality, integrity, legality, reliability, and appropriateness of Customer Data, and for obtaining all rights related to Customer Data required by Lukka in order to provide the Lukka Offerings hereunder.

3.2 Service Data. Customer acknowledges and agrees that Lukka may collect and store any derived data resulting from Customer’s use of the Lukka Offerings (excluding Customer Data) hereunder (collectively, “Service Data”). Lukka may aggregate such Service Data with similar data obtained from other Lukka customers and Lukka may use such aggregated and anonymized data in order to improve the Lukka Offerings. All such Service Data shall be solely owned by Lukka.

3.3 Third-Party Data. Lukka may make available or otherwise integrate or interoperate certain third-party information with the Lukka Offerings (“Third-Party Data”), which such Third Party Data is governed by its own terms and conditions outside the scope of this Agreement. To the extent permitted by law, Lukka disclaims all liabilities (including direct, indirect, incidental, punitive or consequential damages) with respect to the performance or non-performance of such Third-Party Data, including, without limitation, any inaccuracy, incompleteness, failure, delay or outage of such Third-Party Data. Lukka has no obligation to monitor such Third-Party Data and does not control or endorse the information found in such Third-Party Data. EXCEPT AS EXPRESSLY WARRANTED IN THIS AGREEMENT, ALL SUCH THIRD-PARTY DATA IS PROVIDED “AS IS” AND LUKKA HEREBY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND OTHER TERMS AND CONDITIONS WITH REGARD TO SUCH THIRD-PARTY DATA, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ALL WARRANTIES AND CONDITIONS OF SATISFACTORY QUALITY, MECHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

4. Ownership and Reservation of Rights.

4.1 Lukka Offerings. Customer acknowledges and agrees that Lukka has exclusive and valuable property rights in and to the Lukka Offerings, that such Lukka Offerings constitutes valuable confidential information, trade secrets and/or proprietary rights of Lukka, not within the public domain, that such Lukka Offerings shall remain valuable confidential information, trade secrets and/or proprietary rights of Lukka and that, but for this Agreement and the Subscription Agreements attached hereto, Customer would have no rights or access to such Lukka Offerings. Without limiting the generality of the foregoing, Lukka does not grant to Customer any ownership rights in or to the Lukka Offerings, the related names and trademarks or associated components, including, without limitation, the content and proprietary systems used by Lukka in connection with the Lukka Offerings.

4.2 Customer. Notwithstanding any terms to the contrary in this Agreement, as between the parties, Customer owns all right, title and interest in and to the Customer Data and any and all Intellectual Property Rights (as defined below) embodied in the foregoing.

4.3 Reservation of Rights. Each party reserves all rights not expressly granted in this Agreement, and no licenses are granted by a party to the other party under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth in this Agreement. For the purpose of this Agreement, “Intellectual Property Rights” means all patents, copyrights, moral rights, trademarks, trade secrets and any other form of intellectual property rights recognized in any jurisdiction, including applications and registrations for any of the foregoing.

5. Fees and Payment Terms.

5.1 Fees. The fees for the Lukka Offerings are based on the applicable Subscription Period and are set forth in the applicable Subscription Agreement (“Subscription Fees”). Unless otherwise expressly specified in such Subscription Agreement, Customer will pay the Subscription Fees, in advance, prior to the commencement of each Subscription Period. Lukka agrees to submit an invoice to Customer for the Subscription Fees, and Customer will pay all invoiced amounts within 30 days of the date of each such invoice in U.S. Dollars by check, by ACH from a customer-owned ACH payment platform or by wire transfer of immediately available funds to an account designated in writing by Lukka. Lukka may, notwithstanding any terms to the contrary in this Agreement, modify or increase the Subscription Fees, at its sole discretion. In the event that Lukka elects to modify the Subscription Fees, Lukka will provide 120 days’ advance written notice to Customer, and such change will not become effective until the next Subscription Period.

5.2 Taxes and Additional Terms. Customer will be responsible for, and will pay all sales and similar taxes, all license fees and similar fees levied upon the provision of the Lukka Offerings provided under this Agreement excluding only taxes based solely on Lukka’s net income or status as an employer. In the event that Customer fails to meet its obligations pursuant to Section 5.1, Lukka may, at its option, take all or some of the following courses of action: (i) subject such unpaid amount to an interest charge equal to the lesser of one and one-half (11/2%) percent of the unpaid balance per month or the maximum rate allowed under applicable state law and/or (ii) immediately suspend the Lukka Offerings, in each case, until Customer has paid all amounts due and payable pursuant to this Agreement.

5.3 Continued Use After Expiration. In the event that Lukka, with the agreement of Customer, provides any Lukka Offerings to Customer after the expiration of the term of the Subscription Agreement covering such Lukka Offerings and the parties do not enter into a new Subscription Agreement governing such Lukka Offerings, the fees set out in the expired Subscription Agreement (and all other relevant terms and conditions of the expired Subscription Agreement) shall remain in effect and Customer shall be responsible for paying Lukka all such fees, provided that Lukka shall have the right to modify the fees upon advance written notice to Customer.

6. Representations and Warranties.

6.1 Mutual Representations. Each party represents and warrants to the other party that (a) it is validly existing and in good standing under the laws of the place of its incorporation or formation, (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement and any Subscription Agreement executed hereunder, (c) the person signing this Agreement and any Subscription Agreement executed hereunder on its behalf has been duly authorized and empowered to enter into such agreement; (d) this Agreement and any Subscription Agreement executed hereunder is valid, binding and enforceable against it in accordance with its terms; and (e) neither the execution of this Agreement or any Subscription Agreement executed hereunder nor the performance of its obligations hereunder or thereunder will conflict with or result in a breach of, or constitute a default under, any provision of the articles of incorporation, business license, by-laws or articles of association (or other such charter documents) of such party, or any contract or agreement to which it is a party or is subject.

6.2 Lukka Representations. Lukka represents and warrants to the Customer that the Lukka Offerings as provided by Lukka (i) do not infringe upon the Intellectual Property Rights of any third party and (ii) will comply with all applicable laws and regulations.

6.3 Customer Representations. Customer represents and warrants to Lukka that (i) it has all requisite rights to use the Customer Data with the Lukka Offerings as contemplated by this Agreement, (ii) none of the Customer Data infringes, violates or misappropriates any Intellectual Property Rights, rights of privacy, rights of publicity or any other rights of any third party, (iii) the Customer Data does not contain any material or information that is illegal, libelous or slanderous, and (iv) its use of the Lukka Offerings will comply with all applicable laws and regulations.

7. Covenants and Acknowledgements Regarding Use of the Lukka Offerings. Customer hereby covenants and agrees that Customer shall adopt, implement and maintain adequate internal control procedures regarding the use of the Lukka Offerings reasonably designed to ensure that Customer’s use of the Lukka Offerings complies with this Agreement. Further, Customer acknowledges and agrees that Lukka does not handle, advise or otherwise manage Customer’s (or other customer) tax services and in no event do the Lukka Offerings include, nor is Lukka providing, nor intending to provide, legal, tax, accounting or compliance advice. Any regulatory compliance of Customer is solely the responsibility of Customer and is subject to the Customer’s own diligence and actions.

8. Non-Solicitation. Customer agrees that during the term of this Agreement and for a period of six (6) months thereafter, Customer will not, directly or indirectly, (x) induce any of the employees or consultants of Lukka with whom Customer has had contact or who were identified to Customer in connection with this Agreement to leave their employment or engagement with Lukka, as the case may be, or (y) solicit for employment or hire, employ or otherwise contract for the services of any such employee or consultant of Lukka; provided, that this Section 8 shall not preclude Customer from hiring any employee or consultant of Lukka who responds to a general solicitation through a public medium (including, but not limited to, through use of an employment agency or recruiting firm) not directly or indirectly targeted at employees or consultants of Lukka. The provisions of this Section 8 shall survive any termination of this Agreement.

9. Disclaimer. CUSTOMER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS SET FORTH IN SECTION 6 HEREOF, LUKKA DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO CUSTOMER OR ANY THIRD PARTY WITH RESPECT TO THIS AGREEMENT, THE SUBSCRIPTION AGREEMENTS AND THE LUKKA OFFERINGS, INCLUDING, WITHOUT LIMITATION: (i) ANY WARRANTIES WITH RESPECT TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LUKKA OFFERINGS OR (ii) ANY WARRANTIES AS TO THE RESULTS TO BE OBTAINED BY CUSTOMER OR ANY THIRD PARTY IN CONNECTION WITH THE USE OF THE LUKKA OFFERINGS. THE LUKKA OFFERINGS ARE PROVIDED, AND CUSTOMER AGREES THAT THE LUKKA OFFERINGS ARE PROVIDED, ON AN “AS IS,” “AS AVAILABLE” BASIS WITHOUT WARRANTIES OF ANY KIND.

10. Indemnity.

10.1 Mutual Indemnity. Each party (the “Indemnifying Party”) shall indemnify and defend the other party and its and their officers, directors, employees, agents and licensors and, in the case of Lukka, any affiliates providing software or Lukka Offerings under this Agreement (collectively the “Indemnified Parties”), against all losses, claims, actions, demands, suits, judgments, losses, expenses, damages and costs, including reasonable attorneys’ fees and settlement expenses (collectively “Losses”) that may arise directly or indirectly from the fraud, gross negligence, breach of this Agreement or willful misconduct by the Indemnifying Party or its officers, directors, employees or agents. The Indemnifying Party, in defending any such claim, action or proceeding, except with the written consent of the Indemnified Parties, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to the Indemnified Parties of a release of all liabilities in respect to such claim, action, or proceeding; or (ii) otherwise adversely affects the rights of the Indemnified Parties.

10.2 Lukka Indemnity. Lukka shall indemnify and defend Customer, its affiliates, and its and their officers, directors, employees, agents and licensors (collectively, the “Customer Indemnified Parties”), against all Losses that may arise directly or indirectly in connection with or related to any third party claim to the extent that such third party claim is based upon a claim that the Lukka Offerings or any portion thereof infringes or violates such third party’s Intellectual Property Rights, provided, however, that if any third party asserts an infringement claim contemplated in this Section, Lukka may, at its sole discretion, (i) defend against such claim; (ii) modify the Lukka Offerings, or any portion thereof in a manner that reasonably provide functionality that is substantially similar and fully enables Customer to operate its business as needed to the Lukka Offerings prior to the infringement claim; (iii) obtain a license from such third party to permit Customer to continue to use the Lukka Offerings; or (iv) terminate this Agreement. Lukka, in defending any such claim, action or proceeding, except with the written consent of the Customer Indemnified Parties, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to the Customer Indemnified Parties of a release of all liabilities in respect to such claim, action, or proceeding; or (ii) otherwise adversely affects the rights of the Customer Indemnified Parties. Notwithstanding the foregoing, Lukka shall have no obligation under this Section 10.2 for or with respect to any claims, actions, or demands alleging infringement that arise as a result of any modification or revision made to the Lukka Offerings by Customer or Customer’s use of the Lukka Offerings combined with any items not supplied by Lukka.

11. Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT WITH RESPECT TO DAMAGES RESULTING FROM BREACHES OF SECTIONS 4 OR 12 OR EACH PARTY’S INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL: (A) EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, LOSS OF REVENUE, LOSS OF GOODWILL, ANY INTERRUPTION OF BUSINESS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) EITHER PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE SUBSCRIPTION FEES ACTUALLY PAID BY CUSTOMER WITH RESPECT TO THE APPLICABLE SUBSCRIPTION PERIOD WITHIN WHICH THE DAMAGES AROSE. THIS LIMITATION OF EACH PARTY’S LIABILITY IS CUMULATIVE, WITH ALL PAYMENTS FOR CLAIMS OR DAMAGES IN CONNECTION WITH THIS AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT. THIS SECTION WILL BE GIVEN FULL EFFECT EVEN IF

ANY REMEDY SPECIFIED IN THIS AGREEMENT IS DEEMED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. FURTHER, NOTWITHSTANDING ANY TERMS TO THE CONTRARY IN THIS AGREEMENT, LUKKA WILL NOT BE LIABLE FOR ANY BREACH OF ITS SERVERS OR SYSTEMS, ANY HACKING OR ANY UNAUTHORIZED DISCLOSURE, UNAUTHORIZED USE OR ANY UNAUTHORIZED ACCESS TO ANY INFORMATION OR DATA (INCLUDING, BUT NOT LIMITED TO, CUSTOMER DATA) IN ANY MEDIUM.

12. Confidentiality and Non-Disclosure; Publicity.

12.1 Disclosure Restrictions. Any and all proprietary or confidential information, data, or documents provided by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”), whether disclosed in writing, electronically, orally, by inspection of tangible objects, or otherwise, whether or not authorized (collectively, “Confidential Information”), shall be held in strict confidence by the Receiving Party, and the Receiving Party shall take all steps reasonably necessary to preserve the confidentiality thereof using the same care it uses to protect its own confidential information of like importance, but not less than reasonable care. Without limiting the generality of the foregoing, Confidential Information of Lukka shall include the Lukka Offerings and the Service Data and Confidential Information of the Customer shall include the Customer Data. The terms of this Agreement, including any Subscription Agreement executed hereunder, shall also be deemed Confidential Information of both parties hereunder. A party’s Confidential Information shall not be used or disclosed by the other party for any purpose except as necessary to implement or perform this Agreement. The Receiving Party shall limit its use of and access to the Disclosing Party’s Confidential Information to only those of its employees, advisors or agents whose responsibilities require such use or access. The Receiving Party shall be liable for any breach of this Agreement by any of its employees, advisors, agents or any other Person who obtains access to or possession of any of the Disclosing Party’s Confidential Information from or through the Receiving Party. Customer acknowledges and agrees to notify Lukka immediately if Customer has reason to believe that unauthorized persons have obtained access to the Lukka Offerings, including, without limitation, Customer’s user identification numbers, passwords, etc.

12.2 Return of Information. At the written request of the Disclosing Party, the Receiving Party shall promptly destroy or return at Receiving Party’s sole discretion, all tangible and, to the extent practicable, intangible material in its possession or control embodying the Disclosing Party’s Confidential Information; provided, that where Receiving Party is required by judicial, legislative, governmental, regulatory or self-regulatory authority or by internal corporate document retention to maintain materials and documents containing Disclosing Party’s Confidential Information, Receiving Party shall not be required to return or destroy the materials and documents containing such Confidential Information. Notwithstanding termination of this Agreement, the Receiving Party shall continue to be bound by the provisions of this Section 12 so long as such party maintains such Confidential Information.

12.3 Limitations to Confidential Information. For purposes of this Section 12, Confidential Information shall not include information that: (i) at the time of use or disclosure by the Receiving Party is in the public domain through no fault of, action or failure to act by the Receiving Party; (ii) becomes legally known to the Receiving Party from a third-party source whom the Receiving Party does not know to be subject to any obligation to a Disclosing Party of confidentiality; (iii) was known by the Receiving Party prior to disclosure of such information by the Disclosing Party to the Receiving Party; or (iv) was independently developed by the Receiving Party without any use of Confidential Information.

12.4 Restrictions Reasonable. Each party acknowledges that the restrictions in this Section 12 are reasonable and necessary to protect the other’s legitimate business interest. Each party acknowledges that any breach of any of the provisions of this Section 12 may result in irreparable injury to the other for which money damages may not adequately compensate. If there is a breach, then the injured party shall be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have a decree to seek specific performance or an injunction issued by any competent court, requiring the breach to be cured or enjoining all persons involved from continuing the breach.

12.5 Publicity. Neither party shall use the other party’s name, trade name, trademark or logo in connection with any press release or other announcements to the public, the media or the industry, including, without limitation, referencing the other party by name, tradename, trademark or logo on the party’s website or social media accounts, without, in each instance, obtaining the prior written approval of such other party.

13. Term and Termination

13.1 Term. Except as otherwise set forth herein or in any Subscription Agreement, the term of this Agreement shall commence as of the Effective Date and shall continue thereafter in full force and effect until the termination of Customer’s last outstanding Subscription Agreement. Unless otherwise specified in the Subscription Agreement, after the initial Subscription Period, each Subscription Agreement will then automatically renew for successive twelve (12) month Subscription Periods until either party provides the other party with a written notice to terminate that Subscription Agreement no less than 90 days prior to the close of the then-current Subscription Period.

13.2 Termination For Cause. Either party may terminate this Agreement for cause, if the other party is in material breach of this Agreement or a Subscription Agreement (including, without limitation, payment of fees or expenses) and does not remedy or cure such breach (i) within thirty (30) days after its receipt of written notice of such breach or (ii) in the case of any payment default, within five (5) days after receipt of written notice of the same; provided, however, that the parties agree that a breach by Customer of Section 2 hereof shall not be subject to cure. In addition, Lukka may terminate this Agreement and the license granted hereunder and any Subscription Agreement entered into herewith, at any time, without prior notice, if Customer has violated any applicable law or regulation in connection with its use of the Lukka Offering in any material way that cannot be cured. Termination of this Agreement for cause hereunder shall be deemed to automatically terminate all then outstanding Subscription Agreements.

13.3 Effect of Termination. Upon any expiration or termination of this Agreement: (a) all rights and licenses granted to Customer under this Agreement and the Subscription Agreements will immediately cease, (b) Customer will immediately pay all Subscription Fees then due and payable under any Subscription Agreement; and (c) the parties shall comply with Section 12.2 hereof. Notwithstanding the foregoing, those provisions of this Agreement or any Subscription Agreement that by their nature are intended to survive termination or expiration of this Agreement or Subscription Agreement shall so survive.

14. General Provisions.

14.1 Entire Agreement and Conflicts. This Agreement, together with each Subscription Agreement attached hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous agreements, proposals, negotiations, conversations, discussions and understandings, written or oral, with respect to such subject matter and all past dealing or industry custom.

14.2 Amendments and Waivers. No modification, addition or deletion or waiver of any rights under this Agreement will be binding on a party unless made in a writing clearly understood by the parties to be a modification or waiver and signed by a duly authorized representative of each party. No failure or delay (in whole or in part) on the part of a party to exercise any right or remedy hereunder will operate as a waiver thereof or effect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law. The waiver of one breach or default or any delay in exercising any rights will not constitute a waiver of any subsequent breach or default.

14.3 Independent Contractors. Neither party will, for any purpose, be deemed to be an agent, franchisor, franchisee, employee, representative, owner or partner of the other party, and the relationship between the parties will only be that of independent contractors. Neither party will have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

14.4 Governing Law. This Agreement and the Subscription Agreements will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within the State of New York, without resort to its conflict of law provisions.

14.5 Severability. If any provision of this Agreement or any Subscription Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement or such Subscription Agreement will nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement or such Subscription Agreement is not affected in any manner adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement or such Subscription Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

14.6 Counterparts. This Agreement and the Subscription Agreements may be executed: (a) in two or more counterparts, each of which will be deemed an original and all of which will together constitute the same instrument; and (b) by the parties by exchange of signature pages by mail or email (if email, signatures in Adobe PDF or similar format).

14.7 Force Majeure. Except for payments due under this Agreement, including, under any Subscription Agreement, neither party will be responsible for any failure to perform or delay attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God (fire, storm, floods, earthquakes, etc.), civil disturbances, disruption of telecommunications, disruption of power or other essential services, interruption or termination of service by any service providers being used by Lukka to link its servers to the Internet, labor disturbances, vandalism, cable cut, or any malicious or unlawful acts of any third party.

14.8 Notice. All notices, consents and other communications under or regarding this Agreement and any Subscription Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt, the third business day after being mailed by first class certified air mail, or the first business day after being sent by a reputable overnight delivery service. Any notice may be given by facsimile or email. Each party’s address for notices is set forth on the signature pages hereto. Either party may change its address for notices by giving written notice of the new address to the other party in accordance with this Section.

14.9 Assignment. This Agreement, including any Subscription Agreement attached hereto, shall bind, benefit and be enforceable by and against Lukka and Customer and, to extent permitted hereby, their respective successors and assigns. Neither party shall assign this Agreement, the Subscription Agreements or any of its rights hereunder or thereunder, nor delegate any of its obligations hereunder or thereunder, without the other party’s prior written consent. Any change of control of a party, and any assignment by merger or otherwise by operation of law, shall not constitute an assignment of this Agreement or the Subscription Agreements by a party for purposes of the consent required by this Section.

14.10 Jurisdiction and Process. Any controversy, claim or dispute arising out of or relating to this Agreement, including any Subscription Agreement attached hereto, or the breach thereof shall be settled solely and exclusively by binding arbitration in New York, New York administered by JAMS. Such arbitration shall be conducted in accordance with the then prevailing JAMS Streamlined Arbitration Rules & Procedures, with the following exceptions to such rules if in conflict: (a) one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay an equal share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS’ rules and regulations) of the proceedings has been given to such party. Each party shall bear its own attorneys’ fees and expenses. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE THEN EACH PARTY, (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES, AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND EACH PARTY AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION. Each party irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, including any Subscription Agreement attached hereto, in the courts referred to in this Section.

[Signature Page Follows]

In Witness Whereof, the parties authorized representatives have executed this Lukka Offerings Master Services Agreement as of the Effective Date set forth above.

CUSTOMER		LUKKA, INC.

Signature:	/s/ Mark D. Jensen	Signature:	/s/ Robert Materazzi
By:	Mark D. Jensen	By:	Robert Materazzi
Title:	Director, Global Procurement	Title:	Chief Executive Officer

Date:	02/04/2022	Date:	02/04/2022

Address:	1555 Peachtree Street, NE	Address:	130 5th Avenue, 5th Floor
	Atlanta, GA 30309		New York, NY 10017

Email:	global.procurement@invesco.com

Billing Contact:	Invesco AP

Billing Email:	NL-APP-MVQNPO@invesco.com